Exhibit 21.     List of Subsidiaries


                                                   State or Other
Name and Address                                    Jurisdiction
----------------                                   --------------

        Transign, Inc.                                Michigan
        3777 Airport Road
        Waterford, Michigan 48329

        The Lobb Company                              Michigan
        (A Subsidiary of Transign, Inc.)
        3777-B Airport Road
        Waterford, Michigan 48329

        Transmatic, Inc.                              Delaware
        6145 Delfield Ind. Park Drive
        Waterford, Michigan 48329

        Transmatic Europe, Ltd.                       United Kingdom
        (A Subsidiary of Transmatic, Inc.)
        City Park Industrial Estate
        Geldered Road
        Leeds
        LS12  6DR England

        TransGlass, Inc.
        (a subsidiary of Transmatic, Inc.)            Delaware
        6145 Delfield Ind. Park Drive
        Waterford, Michigan 48329


        Vultron, Inc.                                 Delaware
        2600 Bond Street
        Rochester Hills, Michigan 48309

        Vultron International, Ltd.                   United Kingdom
        (A Subsidiary of Vultron, Inc.)
        City Park Industrial Estate
        Gelderd Road
        Leeds
        LS12 6DR England



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